UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2025

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on April 2, 2024, Fluent, LLC (the "Borrower"), a wholly-owned subsidiary of Fluent, Inc. (the “Company”), entered into a credit agreement (as amended, the "Credit Agreement") with the Company and certain subsidiaries of the Borrower as guarantors, Crystal Financial LLC D/B/A SLR Credit Solutions, as administrative agent, lead arranger and bookrunner ("SLR") and each other lender from time to time party thereto.

On January 30, 2025, the Borrower entered into a letter agreement (the “First Letter”) to the Credit Agreement, pursuant to which SLR extended the deadline for delivery of the compliance certificate required under the Credit Agreement for the fiscal month ended December 31, 2024, and the related notice of default, to March 4, 2025, while the parties negotiated a fourth amendment to the Credit Agreement.  On March 3, 2025, the parties entered into a second letter agreement (the “Second Letter”), extending the expiration date of the First Letter to March 10, 2025.  The Second Letter did not otherwise substantively modify the First Letter or the Credit Agreement.

On March 10, 2025, the parties entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”) pursuant to which the Company is required to raise proceeds resulting in at least $5 million of additional capital for the Borrower by March 20, 2025. In addition, the Fourth Amendment waived non-compliance with the financial covenants as of December 31, 2024, extended the duration of the call protection applicable to the loans, and modified the financial covenants, among other things. The Company will seek to raise additional capital through equity, equity-linked, or subordinated debt financings; however, whether and when the Company can effect such financings and how much capital the Company can raise depends on a variety of factors, including, among other factors, market factors, the trading price of the Company's common stock, limitations on the amount of securities the Company can sell, and the Company's determination as to the appropriate sources of funding for its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

Fluent, Inc.

March 14, 2025	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer